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                                                                       EXHIBIT 1

                             Joint Filing Agreement


                 In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.0001 per share of Exogen, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by
Section 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person known or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


Sprout Capital VI, L.P.
by:   DLJ Capital Corporation
its:  Managing General Partner


By: /s/Thomas E. Siegler
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    Thomas E. Siegler
    Secretary and Treasurer


DLJ Capital Corporation


By: /s/Thomas E. Siegler
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     Thomas E. Siegler
     Secretary and Treasurer


Donaldson, Lufkin & Jenrette, Inc.


By: /s/Thomas E. Siegler
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    Thomas E. Siegler
    Senior Vice President





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The Equitable Companies Incorporated


By: /s/ Alvin H. Fenichel
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    Alvin H. Fenichel
    Senior Vice President andController


AXA
Finaxa
AXA Assurances I.A.R.D. Mutuelle
AXA Assurances Vie Mutuelle
Uni Europe Assurance Mutuelle
Alpha Assurances I.A.R.D. Mutuelle
Alpha Assurances Vie Mutuelle
Claude Bebear, as AXA Voting Trustee
Patrice Garnier, as AXA Voting Trustee
Henri Clermont-Tonnerre, as AXA Voting Trustee

Signed on behalf of each of the above


By: /s/Richard V. Silver
    -----------------------------
      Richard V. Silver
      Attorney-in-fact